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                                                                     EXHIBIT 1.1

                                   CITYSCAPE CORP.
                            CITYSCAPE LOAN TRUST 199_-_
                   MORTGAGE LOAN ASSET-BACKED [NOTES/CERTIFICATES]

                               UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                  ________, 199_

[NAME OF REPRESENTATIVE]
[REPRESENTATIVE'S ADDRESS]

[NAME OF REPRESENTATIVE]
[REPRESENTATIVE'S ADDRESS]

Dear Sirs:


        Cityscape Corp., a New York corporation (the "Company"), proposes to sell to the several underwriters (including yourselves) represented by you and listed in Schedule I hereto (the "Underwriters") its Cityscape Loan Trust 199_-_ Mortgage Loan Asset-Backed [Notes/Certificates] in the series and classes, in the respective original principal amounts and with the designations set forth in Schedule I hereto (the Class A-[ ] [Notes/Certificates] [Insert additional Classes of Notes/Certificates] and the Class [ ] [Notes/Certificates], collectively, the "[Notes/Certificates]"). Only the [Notes/Certificates] are being purchased by the Underwriters hereunder. The [Notes/Certificates] will be issued pursuant to [an indenture, dated as of _______, 199_ (the "Indenture"), between Cityscape Loan Trust 199_-_ and
_______________, as indenture trustee (the "Indenture Trustee"). Pursuant to the Indenture, the [Notes/Certificates] will be secured by the assets of a trust (the "Trust") formed by a trust agreement, dated as of ________, 199_ (the "Trust Agreement"), among ____________, as depositor (the "Depositor"), __________, as transferor (the "Transferor"), __________, as owner trustee (the "Owner Trustee") and __________, as co-owner trustee (the "Co-Owner Trustee").][a pooling and servicing agreement, dated as of _______, 199_ (the "Pooling and Servicing Agreement"), among the Company, as seller, servicer and claims administrator, and __________, as trustee (the "Trustee"). The Certificates will represent a beneficial ownership interest in a trust (the "Trust") formed by the Pooling and Servicing Agreement.] The Trust will consist primarily of a pool (the "Pool") of mortgage loans ("Mortgage Loans") secured either by mortgages, deeds of trust or other similar security instruments. The [Notes/Certificates] are described more fully in Schedule I hereto and in a prospectus supplement furnished to you by the Company.



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         Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Sale and Servicing Agreement.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

             (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto) for the registration of securities, issuable in series under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement was declared effective on the date set forth in Schedule I hereto and copies of which have heretofore been delivered to you. The Company meets the requirements for use of Form S-3 under the 1933 Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission, with your consent, pursuant to Rule 424 under the 1933 Act, a supplement to the form of prospectus included in such registration statement relating to the [Notes/Certificates] and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the [Notes/Certificates] and the Pool to be set forth therein. Such registration statement, including all exhibits thereto, as amended at the date hereof, is referred to herein as the "Registration Statement"; such prospectus, in the form in which it appears in the Registration Statement, is referred to herein as the "Basic Prospectus" (except that if the prospectus filed by the Company pursuant to Rule 424(b) under the 1933 Act differs from the prospectus on file at the time the Registration Statement became effective, the term "Basic Prospectus" shall refer to such Rule 424(b) prospectus from and after the time it is mailed or transmitted to the Commission for filing); such form of prospectus, in the form in which it is first filed with the Commission pursuant to Rule 424(b) under the 1933 Act, as supplemented by the prospectus supplement (the "Prospectus Supplement") relating to the [Notes/Certificates] is referred to herein as the "Final Prospectus". Any preliminary form of the Final Prospectus that has heretofore been filed pursuant to Rule 424 or, prior to the effective date of the Registration Statement, pursuant to Rule 402(a) or 424(a) is hereinafter called a "Preliminary Final Prospectus".

             (b) As of the date hereof, as of the date on which the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, complies and will comply as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement, as amended as of any such time, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not


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misleading and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements contained in or omitted from the Registration Statement or the Final Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished in writing to the Company by you specifically for use in the Registration Statement and the Final Prospectus.

             (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement [, the loan sale agreement, dated as ____ __, 199_, among the Depositor, the Transferor and the Company (the "Loan Sale Agreement"), the Sale and Servicing Agreement, dated as of ____ __, 199_ (the "Sale and Servicing Agreement"), among the Trust, the Depositor, the Transferor, the Company, as servicer (the "Servicer"), and the Trustee and the Co-Owner Trustee,][the Pooling and Servicing Agreement,] and the Custodial Agreement, dated as of ____ __, 199_ (the "Custodial Agreement"), among the Company, the Depositor, the Trust, the [Indenture] Trustee and ________, as custodian (the "Custodian")(all such agreements, with the exception of this Agreement, are collectively referred to herein as the "Other Agreements").

             [(d) The Transferor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under the Trust Agreement; the Trust Agreement, when executed and delivered as contemplated hereby, will have been duly authorized, executed and delivered by the Transferor, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Transferor, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.]

             (e) As of the date hereof, as of the date on which the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Final Prospectus is filed with the Commission, and as of the Closing Date, there has not been and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Final Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the [Notes/Certificates] for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.



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             (f) This Agreement has been duly authorized, executed and delivered by the Company.

             (g) [The Sale and Servicing Agreement][The Pooling and Servicing Agreement] and the Custodial Agreement when executed and delivered as contemplated hereby, will have been duly authorized, executed and delivered by the Company, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Company, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

             [(h) The Loan Sale Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Company, and when so executed and delivered, will constitute the legal, valid, binding and enforceable agreement of the Company, except insofar as the indemnification provisions therein may be limited by applicable law.]

             (i) As of the Closing Date, the [Notes/Certificates], the [Indenture and the Trust Agreement][Pooling and Servicing Agreement] will conform in all material respects to the respective descriptions thereof contained in the Final Prospectus. As of the Closing Date, the [Notes/Certificates] will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the [Indenture or the Trust Agreement, as applicable,][Pooling and Servicing Agreement] and delivered to you against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the [Indenture and the Sale and Servicing Agreement][such agreement]. The [Notes/Certificates] will not be "mortgage related securities," as such term is defined in the singular in the Securities Exchange Act of 1934, as amended (the "1934 Act").

             (j) As of the Closing Date, each of the Mortgage Loans will meet the criteria for selection to be described in the Final Prospectus, and on the Closing Date the representations and warranties of the Company with respect to the Mortgage Loans contained in the [Sale and Servicing Agreement][Pooling and Servicing Agreement] will be true and correct.

             (k) The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company. Neither the issuance and sale of the [Notes/Certificates], nor the execution and delivery by the Company of this Agreement and the Other Agreements, nor the consummation by the Company of any of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party


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or by which it is bound, or any statute, order or regulation applicable to the
Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Company to perform its obligations under this Agreement and the Other Agreements or (ii) the business, operations, financial conditions, properties or assets of the Company.

             (l) There are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Other Agreements or the [Notes/Certificates],
(ii) seeking to prevent the issuance of the [Notes/Certificates], or the consummation of any of the transactions contemplated by this Agreement and the Other Agreements, (iii) that are reasonably likely to be adversely determined and that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Other Agreements or the [Notes/Certificates] or (iv) seeking to affect adversely the federal income tax attributes of the [Notes/Certificates] as described in the Final Prospectus.

             (m) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the Other Agreements or the execution, delivery and sale of the [Notes/Certificates] have been or will be paid on or prior to the Closing Date.

             (n) Immediately prior to the assignment of the Mortgage Loans to the [Owner] Trustee as contemplated by the [Sale and Servicing Agreement][Pooling and Servicing Agreement], the Company (i) had good title to, and was the sole owner of, each Loan free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, "Liens"), (ii) had not assigned to any person any of its right, title or interest in such Mortgage Loans or in the [Sale and Servicing Agreement][Pooling and Servicing Agreement] and (iii) will have the power and authority to sell such Mortgage Loans to the [Owner] Trustee, and upon the execution and delivery of the [Sale and Servicing Agreement][Pooling and Servicing Agreement] by the [Owner] Trustee, the [Owner] Trustee will have acquired all of the Company's right, title and interest in and to the Mortgage Loans.

             (o) Neither the Company nor the Trust is, and neither the issuance and sale of the [Notes/Certificates] nor the activities of the Trust pursuant to the [Sale and Servicing Agreement, the Indenture or the Trust Agreement][Pooling and Servicing Agreement] will cause the Company or the Trust to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").


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         2.  Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell the [Notes/Certificates] to you, and you agree to purchase the [Notes/Certificates] from the Company, for the purchase price of $____________ (including accrued interest).

         3. Delivery and Payment. Delivery of and payment for the [Notes/Certificates] shall be made at the office of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York at 10:00 A.M., New York time, on the date specified in Schedule I hereto (or such subsequent date, not later than seven business days after such specified date, as you shall designate), which date and time may be changed by agreement between you and the Company or as provided herein (such date and time of delivery and payment for the [Notes/Certificates] being herein called the "Closing Date"). Delivery of the [Notes/Certificates] shall be made to you against payment by you of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and you. The [Notes/Certificates] to be so delivered shall be in definitive fully registered form, unless otherwise agreed, in such denominations and registered in such names as you may have requested in writing not less than two full business days in advance of the Closing Date.

         The Company agrees to have the [Notes/Certificates] available for inspection, checking and packaging by you in New York, New York, not later than 10:00 a.m. on the business day prior to the Closing Date.

         4. Offering of the [Notes/Certificates]. It is understood that you propose to offer the [Notes/Certificates] for sale to the public as set forth in the Final Prospectus.

         5. Covenants of the Company. The Company covenants and agrees with you that:

             (a) The Company will prepare a supplement to the Basic Prospectus setting forth the amount of [Notes/Certificates] covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the expected proceeds to the Company from the sale of such [Notes/Certificates], and such other information as you and the Company may deem appropriate in connection with the offering of such [Notes/Certificates]. The Company promptly will advise you or your counsel (i) when the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective or any further supplement to the Prospectus shall have been filed with the Commission, (iii) of any proposal or request to amend or supplement the Registration Statement, the Basic Prospectus or the Final Prospectus or any request by the Commission for any additional information, (iv) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the institution or threat of any proceeding for that purpose, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the [Notes/Certificates] for sale in any jurisdiction or the institution or threat of any


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proceeding for that purpose, and (vii) of the occurrence of any event that would cause the Registration Statement, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that would cause the Final Prospectus, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will cause the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act or will cause the Final Prospectus to be filed with the Commission pursuant to said Rule 424.

             (b) If, at any time when a prospectus relating to the [Notes/Certificates] is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company promptly will prepare and file with the Commission, at the expense of the Company, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Company will use its best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible.

             (c) The Company will furnish to you and your counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, and so long as delivery of a prospectus by you may be required by the 1933 Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus, and any amendments and supplements thereto, as you may reasonably request.

             (d) The Company agrees that, so long as the [Notes/Certificates] shall be outstanding, it will deliver to you the annual statement as to compliance delivered to the [Indenture] Trustee pursuant to the [Sale and Servicing Agreement][Pooling and Servicing Agreement] and the annual statement of a firm of independent public accountants delivered to the [Indenture] Trustee pursuant to the [Sale and Servicing Agreement][Pooling and Servicing Agreement], as soon as such statements are furnished to the Company.

             (e) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the [Notes/Certificates] for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the distribution of the [Notes/Certificates]; provided, however, that the Company shall


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not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

             (f) The Company will pay all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the [Sale and Servicing Agreement, the Indenture][Pooling and Servicing Agreement] and the [Notes/Certificates], the fees, costs and expenses of the [Indenture Trustee, Owner Trustee and Co-Owner Trustee][Trustee] (to the extent permitted under the [Sale and Servicing Agreement][Pooling and Servicing Agreement], and except to the extent that another party is obligated to pay such amounts thereunder); the fees and disbursements of accountants for the Company; the costs and expenses in connection with the qualification or exemption of the [Notes/Certificates] under state securities or "blue sky" laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the [Notes/Certificates] for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; the cost and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Basic Prospectus, the Preliminary Final Prospectus, if any, and the Final Prospectus, the preparation and production of this Agreement and the delivery to you of such copies of each Preliminary Final Prospectus, if any, and Final Prospectus as you may reasonably request; and the fees of rating agencies.

             (g) The Company will enter into the Other Agreements on or prior to the Closing Date.

             (h) The Company will file with the Commission within fifteen days of the issuance of the [Notes/Certificates] a current report on Form 8-K setting forth specific information concerning the [Notes/Certificates] and the Pool to the extent that such information is not set forth in the Final Prospectus. The Company will also file with the Commission a current report on Form 8-K setting forth all Computational Materials, ABS Term Sheets and Collateral Term Sheets (as each defined in Section 12 hereof) provided to the Company by any Underwriter within the applicable time periods allotted for such filing pursuant to the No-Action Letters (as defined in Section 12 hereof).

             (i) In the event that an Underwriter must prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets pursuant to
Section 12(d), the Company shall file any corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets no later than two days following receipt thereof.

         6. Conditions to the Purchase of the [Notes/Certificates]. Your obligation hereunder to purchase the [Notes/Certificates] shall be subject to the accuracy of the representations and


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warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

             (a) The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

             (b) The Company shall have delivered to you a certificate of the Company, signed by the President or a vice president of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus and this Agreement and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened, and (iv) nothing has come to the attention of the signer that would lead the signer to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (c) You shall have received from each of Gibson, Dunn & Crutcher LLP and counsel for the Company, a favorable opinion, dated the Closing Date, to the effect that:

             (i) The Registration Statement has become effective under the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, as of its effective date (other than the financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder;

             (ii) To the best knowledge of such counsel, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; [and]


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
             (iii) This Agreement, the [Sale and Servicing Agreement][Pooling and Servicing Agreement] and the [Administration Agreement] have been duly authorized, executed and delivered by the Company and constitute the legal, valid, binding and enforceable agreements of the Company, subject, as to enforceability, to: (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general; (ii) general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law; [and

             (iv) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and neither the Company nor the Trust is required to be registered under the Investment Company Act.]

             Such counsel shall also state that nothing has come to its attention that would lead it to believe that the Registration Statement (other than the financial and statistical information contained therein, as to which such counsel need not express an opinion), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

             (d) You shall have received from counsel for the Company, a favorable opinion, dated the Closing Date, to the effect that:

             (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York and has all corporate power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Other Agreements;

             (ii) To the best knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened against or affecting the Company before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of the Company to carry out the transactions contemplated in this Agreement or the Other Agreements;

             (iii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the [Notes/Certificates] and except any recordation of the assignments of the Mortgage Loans to the [Owner] Trustee pursuant to the [Sale and Servicing Agreement][Pooling and Servicing Agreement] that have not yet been completed; and


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             (iv)  The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company, and neither the issuance and sale of the [Notes/Certificates], nor the execution or delivery of or performance under this Agreement or the Other Agreements, nor the consummation of any other of the transactions contemplated herein or therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Company, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company or any of its affiliates is a party or by which it or any of them is bound, or any New York or federal statute or regulation applicable to the Company or any of its affiliates or, to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its affiliates.

             [(v) the direction by the Company to the Trustee to execute, authenticate and deliver the Certificates has been duly authorized by the Trust, and the Certificates, when executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of such agreement.]

             With respect to the opinions in (c) and (d) above, such counsel may: (1) express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Other Agreements; (2) assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company; (3) qualify such opinion only as to the federal laws of the United States of America and the laws of the State of New York; and (4) to the extent necessary, rely as to the laws of states, other than those specified in clause (3), on the opinion of local counsel. Such counsel shall also confirm that you may rely, on and as of the Closing Date, on any opinion or opinions of such counsel submitted to the rating agency or agencies rating the [Notes/Certificates] as if addressed to you and dated the Closing Date.

             (e) You shall receive from KPMG Peat Marwick, certified public accountants, one or more letters, dated the date of the Final Prospectus and satisfactory in form and substance to you and your counsel, to the effect that such accountants have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the caption "The Mortgage Pool" agrees with the general accounting records of the Company.

             (f) You shall have received from each of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("Standard and Poor's"), and Duff & Phelps Credit Rating Co. ("Duff & Phelps") [Add or substitute other ratings agencies as appropriate] a rating letter assigning a rating of "___" to the Class A-[ ] [Notes/Certificates][Add additional classes of

Notes/Certificates as applicable] and a rating of "___" by Standard & Poor's and "___" by Duff & Phelps to the Class [] [Notes/Certificates], which rating shall not have been withdrawn.

             [(g) You shall have received from counsel for the Owner Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that:

             (i) the Indenture and the Trust Agreement have been duly authorized, executed and delivered by the Owner Trustee and constitute legal, valid, binding and enforceable agreements of the Owner Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by you and the Owner Trustee; and

             (ii) the direction by the Trust to the Indenture Trustee to execute, authenticate and deliver the Notes has been duly authorized by the Trust, and the Notes, when executed and authenticated in the manner contemplated in the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture.]

             [(g) You shall have received from counsel for the Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes the legal, valid, binding and enforceable agreement of the Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by you and the Trustee.]

             [(h) You shall have received from counsel for the Co-Owner Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that the Sale and Servicing Agreement and the Trust Agreement have been duly authorized, executed and delivered by the Co-Owner Trustee and constitute legal, valid, binding and enforceable agreements of the Co-Owner Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by you and the Co-Owner Trustee.]

             [(i) You shall have received from counsel for the Indenture Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that the Indenture has been duly authorized, executed and delivered by the Indenture Trustee and constitutes legal, valid, binding and enforceable agreements of such Indenture Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by you and the Indenture Trustee.]

             [(j) You shall have received from counsel for the Transferor, a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel to the effect that, among other things, the Sale and Servicing Agreement, the Trust Agreement, Loan Sale Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Transferor and constitute the legal, valid, binding and enforceable agreements of the Transferor, subject, as to enforceability, to: (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general; (ii) general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law; (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of those provisions of the Loan Sale Agreement that purport to provide indemnification from securities law liabilities; and (iv) such other matters as may be agreed upon by you and the Transferor.]

             [(k)/(j)] You shall have received such further information, certificates, documents and opinions as you may reasonably have requested not less than three business days prior to the Closing Date.

             [(l)/(k)] All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to you and your counsel, and you and such counsel shall have received such information, certificates and documents as you or they may have reasonably requested.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and all your obligations hereunder may be canceled by you at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile transmission confirmed in writing.

         7.  Indemnification and Contribution. The Company agrees with you that:

             (a) The Company will indemnify and hold harmless the Underwriters and each person who controls any of the Underwriters within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which you or any of them may become subject under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or the omission or alleged omission to state in the Registration Statement or any amendment thereof a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(y) any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or the omission or alleged omission to state in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company as herein stated by you specifically for use in connection with the preparation thereof and in the Investor Materials other than a misstatement or omission arising from a misstatement or omission in the information provided by the Company concerning the assets of the Trust (such information, the "Company Provided Information"), and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to you (or any person controlling you) from whom the person asserting any such loss, claim, damage or liability purchased the [Notes/Certificates] that are the subject thereof if such person did not receive a copy of the Final Prospectus at or prior to the confirmation of the sale of such [Notes/Certificates] to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or in any such Preliminary Final Prospectus was corrected in the Final Prospectus. This indemnity will be in addition to any liability that the Company may otherwise have.

             (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information furnished to the Company as herein stated by you specifically for use in connection with the preparation of the documents referred to in the foregoing indemnity or in the Investor Materials (as defined below) except to the extent that such misstatement or omission arises from a misstatement or omission in the Company Provided Information (as defined below). This indemnity will be in addition to any liability that you may otherwise have. The Company and you each acknowledge that the statements set forth in the first sentence of each of the [INSERT APPROPRIATE SECTION REFERENCES] in the Prospectus Supplement, constitute the only information furnished in writing by you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.

             (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to elect to retain separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties; provided, further, that the Company shall not, in connection with any one such action, or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, such firm to be designated for all such indemnified parties in writing by a majority of such indemnified parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the provisos to the immediately preceding sentence and, in such case, shall only be liable in respect of such counsel.

             (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under this Section 7, then you and the Company shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities referred to in paragraph (a) or (b) above, in such proportion so that (i) you are responsible for the lesser of (1) 0.35% thereof and (2) 0.35% of the sum of the Pool Balance and the Pre-Funded Amount (each, as set forth on Schedule I hereto) and (ii) the Company is responsible for the balance; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 7, each person, if any, who controls any of the Underwriters within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as do the Underwriters and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have executed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

         8. Termination. (a) This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company prior to delivery of and payment for the [Notes/Certificates], if prior to such time (i) trading of securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iii) there shall have occurred any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the [Notes/Certificates] on the terms specified herein.

             (b) If the sale of the [Notes/Certificates] shall not be consummated because any condition to your obligations set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of your default, the Company shall reimburse you for the reasonable fees and expenses of your counsel and for such other out-of-pocket expenses as shall have been incurred by you in connection with this Agreement and the proposed purchase of the [Notes/Certificates], and upon demand the Company shall pay the full amount thereof to you.

             (c) This Agreement will survive delivery of and payment for the [Notes/Certificates]. The provisions of Section 7 and this Section 8(c) shall survive the termination or cancellation of this Agreement.

         9. Notices. All communications hereunder will be in writing and will be effective, if to the Underwriters, only on receipt by you and, if to the Company, only on receipt by the Company. Communications, if sent to the you, will be mailed, delivered or transmitted by facsimile and confirmed to [Insert name and address for each of the Representatives]; or, if sent to the Company, will be mailed, delivered or transmitted by facsimile and confirmed to it at 565 Taxter Road, Elmsford, NY 10523, Attention: Jonah L. Goldstein.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and their successors and assigns, and no other person will have any right or obligation hereunder.

         11. Applicable Law; Counterparts. This Agreement will be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

         12. Investor Information. Each Underwriter may prepare and provide to prospective investors certain Computational Materials, ABS Term Sheets or Collateral Term Sheets (collectively, the "Investor Materials") in connection with its offering of the [Notes/Certificates], subject to the following conditions:

             (a) Such Underwriter shall comply with the requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter", together with the Kidder/PSA Letter, the "No-Action Letters").

             (b) For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by any Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by any Underwriter.

             (c) Each Underwriter shall provide to the Company any Computational Materials, ABS Term Sheets or Collateral Term Sheets which are provided to investors no later than the date preceding the date such Computational Materials, ABS Term Sheets or Collateral Term Sheets are required to be filed pursuant to the applicable No-Action Letters. Each Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed.

             (d) In the event that the Company or any Underwriter discovers an error in the Computational Materials, ABS Term Sheets or Collateral Term Sheets, the Underwriter that prepared such material shall prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets and deliver them to the Company for filing pursuant to Section 5(i).

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                       Very truly yours,

                                       CITYSCAPE CORP.


                                       By: ______________________________
                                           Name:
                                           Title:


The foregoing Agreement is hereby
confirmed and accepted by the
undersigned on behalf of the
Underwriters as of the date first above
written.

[NAME OF REPRESENTATIVE]


By: ________________________________
    Name:
    Title:

[NAME OF REPRESENTATIVE]


By: ________________________________
    Name:
    Title:

                                   SCHEDULE I


As used in this Agreement, the term "Registration Statement" refers to the Registration Statement on Form S-3 (File No. 333-4387 filed on May 22, 1996, as amended, and declared effective by the Commission on ___________ __, 1997.

Closing Date:  __________ __, 1997.

Title of [Notes/Certificates]: Cityscape Loan Trust 199_-_, Mortgage Loan Asset-Backed [Notes/Certificates], Class A-[ ] [Insert additional Classes of Notes/Certificates as applicable] and Class [] [Notes/Certificates].

Pool Balance:  $__________.

Pre-Funded Amount:  $__________.

Cut-off Date:  _________ __, 199_.

                                                                     Original
                                                                     Security
                                                                     Principal
Designation                                                           Balance
-----------                                                          ---------
Class A-[   ] [Note/Certificate]                                    $
                                                                    -----------

[Insert additional Classes of Notes/Certificates as applicable]

Class []  [Note/Certificate]                                        $
                                                                    -----------

Purchase Terms of Notes: Subject to the terms and conditions set forth in this Agreement, the Underwriters agree to severally, and not jointly, purchase from the Company the respective principal amounts of Class A-[ ] [Notes/Certificates] [Insert additional Classes of Notes/Certificates as applicable] and Class [] [Notes/Certificates] set forth below at a purchase price of _____% [Insert additional discounted prices as applicable] and _____% of the principal amount of each of the Class A-[ ] [Notes/Certificates] [Insert additional Classes of Notes/Certificates as applicable] and Class [] [Notes/Certificates], respectively, plus, in each case, accrued interest from ____ __, 199_ to the date of payment and delivery:

                                                               Principal Amount of [Notes/Certificates]
                               ---------------------------------------------------------------------------------------------------
                                                     [Add additional
                               Class A-[   ]         classes of                                                 Class []
                               --------------------  -------------------   ---------------   -----------------  ------------------
Underwriter                    [Notes/Certificates]  Notes/Certificates                                         [Note/Certificate]
-----------                                          as applicable]
                               --------------------  --------------------  ---------------   -----------------  ------------------
[Name of Underwriter].....
[Name of Underwriter].....





                                       20